Exhibit 99.1

Contact:

Jason D. Feldman

Vice President, Investor Relations 203-363-7329 www.cranenxt.com

Crane NXT, Co. Reports Strong First Quarter 2023 Results and Raises Full-Year Outlook

First Quarter Highlights

•	Standalone GAAP earnings per diluted share (EPS) of $0.76, and Adjusted EPS of $0.97.

•	First quarter core sales growth of 3% and core backlog growth of 34%[1].

•	GAAP operating profit margin of 20.0%, and Adjusted operating profit margin of 23.3%.

•	Raising full year Adjusted EPS guidance to a range of $3.75 to $4.05, from prior range of $3.65 to $3.95.

•	Declaring second quarter dividend of $0.14 per share.

WALTHAM, MA - May 10, 2023 - Crane NXT, Co. (NYSE: CXT) (“Crane NXT” or the “Company”), a premier industrial technology company today announced its stand-alone financial results for the first quarter of 2023.

On April 3, 2023, Crane Holdings, Co. completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane Holdings, Co. stockholders, and changed its name to Crane NXT, Co. Historical financial measures in this release for Crane NXT are presented on a carve-out basis; consolidated results of Crane Holdings, Co. as of March 31, 2023 and December 31, 2022 and for the three months ended March 31, 2023 and 2022 are included as an appendix to this release.

1  References to “core sales,” “core backlog” and “core growth” exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures.

Aaron W. Saak, Crane NXT’s President and Chief Executive Officer stated: “Following our successful separation transaction last month, Crane NXT is off to a great start as an independent company based on our strong first quarter results. Our performance is indicative of our position as a premier industrial technology company with differentiated technology and leading market positions focused on providing trusted technology solutions to secure, detect, and authenticate our customers’ most valued assets. Our businesses’ strength is paired with a solid and flexible balance sheet, as well as a talented team that is energized and excited about the opportunities that lie ahead of us.”

Mr. Saak continued: “Our first quarter revenue and operating profit was stronger than anticipated, with 10% core sales growth at Crane Payment Innovations accompanied by significant margin expansion driven by our focus on continuous improvement through deployment of the Crane Business System (CBS). Crane Currency’s results were in line with our forecast and guidance, driven by timing of shipments through the balance of 2023. The strong orders and backlog growth in Crane Currency in the quarter supports our expectations of accelerating sales and margin expansion as the year progresses. As a result of our strong first quarter results, we are raising the midpoint of our adjusted EPS guidance range by $0.10 to a range of $3.75-$4.05.”

First Quarter 2023 Segment Results

All comparisons detailed in this section refer to operating results for the first quarter 2023 versus the first quarter 2022.

Crane Payment Innovations

	Three Months Ended March 31,		Change
(dollars in millions)	2023	2022	$	%
Net sales	$224	$211	$13	6%
Core sales			$22	10%
Foreign exchange			$(9)	(4)%

Operating profit	$62	$49	$13	27%
Adjusted operating profit*	67	55	$12	22%

Operating profit margin	27.6%	23.2%		440bps
Adjusted operating profit margin*	30.1%	25.9%		420bps

*Please see the attached Non-GAAP Financial Measures tables

Sales of $224 million increased $13 million, or 6%, compared to the prior year, driven by 10% core sales growth, partially offset by 4% of unfavorable foreign exchange. Operating profit margin of 27.6% compared to 23.2% last year, primarily reflecting strong pricing and productivity, partially offset by slightly unfavorable mix. Adjusted operating profit margin of 30.1% compared to 25.9% in the prior year.

Crane Currency

	Three Months Ended March 31,		Change
(dollars in millions)	2023	2022	$	%

Net sales	$105	$122	$(16)	(13)%
Core sales			$(13)	(10)%
Foreign exchange			$(3)	(3)%

Operating profit	$18	$35	$(18)	(50)%
Adjusted operating profit*	$21	$39	$(18)	(45)%

Operating profit margin	16.7%	28.9%		NM
Adjusted operating profit margin*	20.1%	31.9%		NM

*Please see the attached Non-GAAP Financial Measures tables

Sales of $105 million decreased $16 million, or 13%, compared to the first quarter of 2022, driven by a 10% core sales decline and a 3% impact from unfavorable foreign exchange. Operating profit margin was 16.7% as compared to 28.9% last year, primarily reflecting the impact of lower volume and unfavorable mix. Adjusted operating profit margin was 20.1% compared to 31.9% in the prior year.

Cash Flow and Other Financial Metrics

During the first quarter of 2023, cash provided by operating activities was $36 million, capital expenditures were $4 million, free cash flow was $32 million, and Adjusted free cash flow was $33 million. (Please see the attached Non-GAAP Financial Measures tables for definitions of free cash flow and Adjusted free cash flow).

As of March 31, 2023, the Company held cash of $218 million and total debt was $1,191 million. Subsequent to the quarter-end, Crane NXT received a cash dividend from Crane Company of $275 million, and it used the proceeds of that dividend, along with cash on hand, to repay the $300 million of 4.45% notes due in December 2023.

As of April 4, 2023, the Company held cash of approximately $270 million, reflecting an additional approximately $80 million of cash which was transferred to Crane NXT as part of the separation, and total debt was $891 million.

Christina Cristiano, Crane NXT’s Senior Vice President and Chief Financial Officer, added: “Following our recent separation transaction, Crane NXT has a very strong balance sheet, paired with consistent, robust free cash flow generation. This gives us significant flexibility to pursue the substantial opportunities we have to grow both organically and through acquisitions.”

2023 Updated Outlook and Guidance

The Company is revising its full year 2023 Adjusted EPS guidance range to $3.75 to $4.05, from the prior range of $3.65-$3.95, primarily to reflect the strong first quarter results.

Key assumptions for the Company’s revised guidance include:

•	Core sales growth of +2% to +4% (unchanged).

•	Adjusted segment margin of 27%+ (prior 27.1%).

•	Corporate costs of $50 million (unchanged).

•	Net non-operating expense of $50 million (prior $45 million).

•	Adjusted tax rate of ~20% (unchanged).

•	Diluted shares of ~57.3 million (unchanged).

Additional details of the Company’s outlook and guidance are included in the presentation that accompanies this earnings release and are available on the Company’s website at www.cranenxt.com under the “Investors, Events & Presentation” section.

Declaring Second Quarter Dividend

Crane NXT announced its quarterly dividend of $0.14 per share for the second quarter of 2023. The dividend is payable on June 8, 2023 to shareholders of record as of May 31, 2023.

Conference Call

Crane NXT scheduled a conference call to discuss the first quarter financial results on Thursday, May 11, 2023, at 11:30 A.M. (Eastern). All interested parties may listen to a live webcast of the call at www.cranenxt.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under the “Investors, Events & Presentations” section. Slides that accompany the conference call will be available on the Company’s website.

About Crane NXT, Co.

Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Crane NXT is a pioneer in advanced micro-optics technology for securing physical products, and its sophisticated electronic equipment and associated software leverages proprietary core capabilities with detection and sensing technologies. Crane NXT has approximately 4,000 employees with global operations and manufacturing facilities in the United States, the United Kingdom, Mexico, Japan, Switzerland, Germany, Sweden, and Malta. For more information, visit www.cranenxt.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations, including, but not limited to: statements regarding Crane NXT’s portfolio composition and its relationship with Crane Company following the business separation; benefits and synergies of the separation transaction; strategic and competitive advantages of Crane NXT; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. The Company cautions investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm its business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on its business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with its contractual or other legal obligations regarding such information; its ability to source components and raw materials from suppliers, including disruptions and delays in its supply chain; demand for its products, which is variable and subject to factors beyond its control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of its components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect its financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position and adversely affect its financial condition, results of operations and cash flow; significant competition in the Company’s markets; additional tax expenses or exposures that could affect its financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to the Company’s reportable segments, including Crane Payment Innovations and Crane Currency; the ability and willingness of Crane NXT and Crane Company to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that the Company expects to achieve from the separation transaction.

Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane NXT Co.’s and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane NXT assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

The Company makes no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond its control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, the Company believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that the Company or its representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

(Financial Tables Follow)

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Condensed Combined Statements of Operations Data

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022

Net sales:
Crane Payment Innovations	$223.8	$211.0
Crane Currency	105.3	121.6

Total net sales	$329.1	$332.6

Operating profit (loss):
Crane Payment Innovations	$61.8	$49.0
Crane Currency	17.6	35.2
Corporate	(13.5)	(7.3)

Total operating profit	$65.9	$76.9

Interest income	0.2	—
Interest expense	(10.4)	(10.5)
Related party interest expense	(2.5)	(3.7)
Miscellaneous income, net	1.4	0.8

Income before income taxes	54.6	63.5
Provision for income taxes	10.9	14.0

Net income attributable to common shareholders	$43.7	$49.5

Earnings per diluted share[1]	$0.76	$0.85

Average diluted shares outstanding[1]	57.3	57.9
Average basic shares outstanding[1]	56.5	57.1

Supplemental data:
Cost of sales	174.4	179.1
Selling, general and administrative	88.8	76.6

1The shares presented are those of Crane Holdings, Co. at March 31, 2023, for purposes of calculating earnings per diluted share of Crane NXT.

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Condensed Combined Balance Sheets

(unaudited, in millions)

	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$218.2	$230.7
Accounts receivable, net of allowance for credit losses of $10.1 as of March 31, 2023 and $6.1 as of December 31, 2022	185.3	205.1
Inventories, net	158.7	145.6
Other current assets	47.1	41.9

Total current assets	609.3	623.3

Property, plant and equipment, net	257.9	261.6
Long-term deferred tax assets	6.2	6.3
Other assets	59.4	56.7
Intangible assets, net	335.9	344.9
Goodwill	837.8	836.6

Total assets	$2,106.5	$2,129.4

Liabilities and Crane net investment
Current liabilities:
Short-term borrowings	$308.5	$299.7
Accounts payable	96.0	109.6
Accrued liabilities	180.3	204.2
U.S. and foreign taxes on income	24.4	17.9

Total current liabilities	609.2	631.4

Long-term debt	882.0	545.1
Accrued pension and postretirement benefits	20.1	21.1
Long-term deferred tax liability	112.4	109.5
Other liabilities	41.7	38.5
Crane net investment	441.1	783.8

Total liabilities and Crane net investment	$2,106.5	$2,129.4

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Condensed Combined Statements of Cash Flows

(unaudited, in millions)

	Three Months Ended March 31,
	2023	2022

Operating activities:
Net income attributable to common shareholders	$43.7	$49.5
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	19.0	19.9
Stock-based compensation expense	2.3	2.1
Defined benefit plans and postretirement credit	(0.2)	—
Deferred income taxes	3.1	4.0
Cash used for operating working capital	(28.7)	(46.7)
Other	(3.7)	1.0

Total provided by operating activities	$35.5	$29.8

Investing activities:
Capital expenditures	(4.0)	(2.5)

Total used for investing activities	$(4.0)	$(2.5)

Financing activities:
Debt issuance costs	(4.0)	—
Proceeds from term loan	350.0	—
Net transfers to Parent	(392.6)	(22.9)

Total used for financing activities	$(46.6)	$(22.9)

Effect of exchange rate on cash and cash equivalents	2.6	(2.3)

(Decrease) increase in cash and cash equivalents	(12.5)	2.1

Cash and cash equivalents at beginning of period	230.7	101.2

Cash and cash equivalents at end of period	$218.2	$103.3

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Order Backlog

(unaudited, in millions)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Crane Payment Innovations	$348.7	$372.9	$373.6	$386.8	$339.7
Currency	207.3	192.7	126.2	95.2	89.3

Total backlog	$556.0	$565.6	$499.8	$482.0	$429.0

Revenue

(unaudited, in millions)

	Three Months Ended March 31		Change
	2023	2022	$	%

Net sales	$329	$333	$(4)	(1)%
Core sales			9	3%
Foreign exchange			(12)	(4)%

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Non-GAAP Financial Measures

(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023

Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share
Net sales (GAAP)	$329.1

Operating profit (GAAP)	$65.9
Operating profit margin (GAAP)	20.0%

Special items impacting operating profit:
Intangible asset amortization	9.1
Transaction related expenses	1.8

Adjusted operating profit (Non-GAAP)	$76.8

Adjusted operating profit margin (Non-GAAP)	23.3%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$43.7	$0.76
Intangible asset amortization	9.1	0.17
Transaction related expenses	1.8	0.03
Interest adjustment[1]	2.5	0.04
Tax effect of the Non-GAAP adjustments	(1.7)	(0.03)

Adjusted net income (Non-GAAP)	$55.4	$0.97

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$43.7
Net income margin (GAAP)	13.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	10.9
Interest expense, net	12.7
Depreciation	9.8
Intangible asset amortization	9.1
Transaction related expenses	1.8

Adjusted EBITDA (Non-GAAP)	$88.0

Adjusted EBITDA Margin (Non-GAAP)	26.7%

Totals may not sum due to rounding

1 Pre-separation related party interest with Crane Company, a business of Crane Holdings, Co., at March 31, 2023.

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Non-GAAP Financial Measures by Segment

(unaudited, in millions)

Three Months Ended March 31, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company

Net sales	$223.8	$105.3	$—	$329.1

Operating profit (loss) (GAAP)	$61.8	$17.6	$(13.5)	$65.9

Operating profit margin (GAAP)	27.6%	16.7%		20.0%

Special items impacting operating profit:
Intangible asset amortization	5.5	3.6	—	9.1
Transaction related expenses	—	—	1.8	1.8

Adjusted operating profit (non-GAAP)	$67.3	$21.2	$(11.7)	$76.8

Adjusted operating profit margin (non-GAAP)	30.1%	20.1%		23.3%

Three Months Ended March 31, 2022	Crane Payment Innovations	Crane Currency

Net sales	$211.0	$121.6

Operating profit (GAAP)	$49.0	$35.2

Operating profit margin (GAAP)	23.2%	28.9%

Special items impacting operating profit:
Intangible asset amortization	5.6	3.6

Adjusted operating profit (non-GAAP)	$54.6	$38.8

Adjusted operating profit margin (non-GAAP)	25.9%	31.9%

Totals may not sum due to rounding

CRANE NXT (A BUSINESS OF CRANE HOLDINGS, CO.)

Free Cash Flow

(unaudited, in millions, except per share data)

Three Months Ended March 31,
Cash Flow Items	2023

Cash provided by operating activities (GAAP)	$35.5

Less: Capital expenditures	(4.0)

Free cash flow	$31.5

Transaction related expenses (a)	1.8

Adjusted free cash flow (non-GAAP)	$33.3

(a) Represents transaction related expenses associated with the separation.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow and Adjusted free cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company’s management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT’s future GAAP results. Crane NXT calculates Adjusted segment margin and Adjusted EPS as described below.

•

“Adjusted segment margin” is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization and transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation.

•

“Adjusted EPS” is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization and transaction related expenses such as tax charges, professional fees, and incremental costs related to the separation.

The Company’s management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•

“Adjusted operating profit” and “Adjusted operating margin” add back to operating profit items which are outside of the Company’s core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization and transaction related expenses. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•

“Adjusted net income” and “Adjusted EPS” exclude items which are outside of the Company’s core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization and transaction related expenses. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as: pre-separation related party interest expense. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•

“Free cash flow” and “Adjusted free cash flow” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital spending. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items related to 2022 portfolio actions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•

“Adjusted EBITDA” and “Adjusted EBITDA margin” excludes net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as transaction related expenses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

Appendix

CRANE HOLDINGS, CO.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
(in millions, except per share data)	2023	2022

Net sales	$842.9	$871.5
Operating costs and expenses:
Cost of sales	481.3	526.2
Selling, general and administrative	209.4	198.3

Operating profit	152.2	147.0

Other (expense) income:
Interest income	1.0	0.3
Interest expense	(17.0)	(11.1)
Miscellaneous (expense) income, net	(2.4)	3.5

Total other expense, net	(18.4)	(7.3)

Income before income taxes	133.8	139.7
Provision for income taxes	28.1	34.7

Net income attributable to common shareholders	$105.7	$105.0

Earnings per share:
Basic	$1.87	$1.84
Diluted	$1.84	$1.81

Average shares outstanding:
Basic	56.5	57.1
Diluted	57.3	57.9

Dividends per share	$0.47	$0.47

CRANE HOLDINGS, CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$510.2	$657.6
Accounts receivable, net of allowance for doubtful accounts of $16.9 as of March 31, 2023 and $14.1 as of December 31, 2022	499.5	474.7
Inventories, net:
Finished goods	106.0	83.3
Finished parts and subassemblies	74.5	70.7
Work in process	42.3	39.9
Raw materials	270.1	245.9

Inventories, net	492.9	439.8
Other current assets	193.2	179.8

Total current assets	1,695.8	1,751.9
Property, plant and equipment:
Cost	1,268.9	1,250.8
Less: accumulated depreciation	760.9	740.9

Property, plant and equipment, net	508.0	509.9
Long-term deferred tax assets	9.9	8.3
Other assets	184.9	176.0
Intangible assets, net	406.5	416.6
Goodwill	1,530.9	1,527.5

Total assets	$4,336.0	$4,390.2

CRANE HOLDINGS, CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions, except per share and share data)	March 31, 2023	December 31, 2022
Liabilities and equity
Current liabilities:
Short-term borrowings	$308.5	$699.3
Accounts payable	247.1	286.6
Accrued liabilities	395.9	464.2
U.S. and foreign taxes on income	23.0	38.1

Total current liabilities	974.5	1,488.2
Long-term debt	880.7	543.7
Accrued pension and postretirement benefits	153.9	153.2
Long-term deferred tax liability	161.1	162.4
Other liabilities	148.1	138.7

Total liabilities	2,318.3	2,486.2
Commitments and contingencies (Note 10)
Equity:
Preferred shares, par value $0.01; 5,000,000 shares authorized	—	—
Common shares, par value $1.00; 200,000,000 shares authorized, 72,440,983 shares issued	72.4	72.4
Capital surplus	376.8	373.8
Retained earnings	2,901.9	2,822.8
Accumulated other comprehensive loss	(487.8)	(503.3)
Treasury stock	(848.1)	(864.3)

Total shareholders’ equity	2,015.2	1,901.4
Noncontrolling interests	2.5	2.6

Total equity	2,017.7	1,904.0

Total liabilities and equity	$4,336.0	$4,390.2

Share data:
Common shares issued	72,440,983	72,426,389
Less: Common shares held in treasury	15,715,676	16,101,007

Common shares outstanding	56,725,307	56,325,382

CRANE HOLDINGS, CO.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
(in millions)	2023	2022

Operating activities:
Net income attributable to common shareholders	$105.7	$105.0
Depreciation and amortization	28.6	28.6
Stock-based compensation expense	6.3	5.9
Defined benefit plans and postretirement credit	5.3	(2.7)
Deferred income taxes	(0.1)	(0.9)
Cash used for operating working capital	(215.0)	(183.7)
Defined benefit plans and postretirement contributions	(1.8)	(2.8)
Environmental payments, net of reimbursements	(1.3)	(1.3)
Asbestos related payments, net of insurance recoveries	—	(7.5)
Other	1.5	3.9

Total used for operating activities	(70.8)	(55.5)

Investing activities:
Proceeds from disposition of capital assets	0.1	—
Capital expenditures	(12.9)	(13.0)

Total used for investing activities	(12.8)	(13.0)

Financing activities:
Dividends paid	(26.6)	(26.7)
Reacquisition of shares on open market	—	(175.8)
Stock options exercised, net of shares reacquired	12.8	0.7
Debt issuance costs	(4.0)	—
Net borrowings from issuance of commercial paper with maturities of 90 days or less	—	104.0
Proceeds from term loan	350.0	—
Repayment of term loan	(400.0)	—

Total used for financing activities	(67.8)	(97.8)

Effect of exchange rates on cash and cash equivalents	4.0	(5.1)
Decrease in cash and cash equivalents	(147.4)	(171.4)
Cash and cash equivalents at beginning of period	657.6	478.6

Cash and cash equivalents at end of period	$510.2	$307.2